UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDED FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 18, 2004

EMPYREAN COMMUNICATIONS, INC.

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(Exact name of registrant as specified in its charter)

Nevada	0-30118	88-0413417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Identification No.)

2537 S. Gessner, Suite 114, Houston, TX 77063

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(Address of principal executive offices) (Postal Code)

Registrant's telephone number, including area code: (713) 260-7236

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 18, 2004, Anthony Fanale resigned his position as a Director of Empyrean Communications, Inc. The Company is not aware of any disagreement between the Company and Mr. Fanale. Mr. Fanale did not hold any positions on any committees of the Board of Directors at the time of his resignation. The Company has or will provide Mr. Fanale with a copy of the disclosures it is making under this Item 5.02 no later than the date this Report on Form 8-K is filed with the Securities and Exchange Commission. The Company will request that Mr. Fanale furnish the Company, as promptly as possible, a letter addressed to the Company stating whether or not he agrees with the statements made by us herein, and if not, stating the respects in which he disagrees. Mr. Fanale's response letter is attached hereto as an exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    August 31, 2004                                 EMPYREAN COMMUNICATIONS, INC.

/s/ Robert L. Lee

By: Robert L, Lee

President and Director